EXHIBIT 5.1

K&L GATES LLP
10100 SANTA MONICA BOULEVARD, 8TH FLOOR LOS ANGELES, CA 90067 T +1 310 552 5000 F +1 310 552 5001 klgates.com

November 30, 2020

CURE Pharmaceutical Holding Corp.

1620 Beacon Place

Oxnard, California 93033

Ladies and Gentlemen:

We have acted as counsel to CURE Pharmaceutical Holdings Corp., a Delaware corporation (the “Company”), in connection with the filing with the Securities and Exchange Commission (the “SEC”) of a registration statement on Form S-3 (the “Registration Statement”) under the Securities Act of 1933, as amended (the “Securities Act”), relating to the registration of the resale by a stockholder of the Company (the “Selling Stockholder”), as set forth in the Registration Statement, of an aggregate of 11,556,769 shares (the “Conversion Shares”) of common stock, par value $0.001 per share (“Common Stock”), issuable upon conversion of a Series A Subordinated Convertible Note (the “Series A Note”) and a Series B Senior Secured Convertible Note (the “Series B Note”; collectively with the Series A Note, the “Convertible Notes”) issued by the Company to the Seller Stockholder in a private placement consummated on October 30, 2020 (the “Registered Shares”).

In connection with this opinion, we have examined originals or copies, certified or otherwise identified to our satisfaction, of (i) the Registration Statement, (ii) the Convertible Notes (iii) the Securities Purchase Agreement, dated October 30, 2020, between the Company and the Selling Stockholder, (iv) the Note Purchase Agreement, dated October 30, 2020, between the Company and the Selling Stockholder, (v) the Registration Rights Agreement, dated October 30, 2020, between the Company and the Selling Stockholder, (vi) the Amended and Restated Certificate of Incorporation of the Company, as currently in effect; and (vii) the Bylaws of the Company, as currently in effect,. We have also examined originals or copies, certified or otherwise identified to our satisfaction, of such records of the Company and such agreements, certificates of public officials, certificates of officers or other representatives of the Company and others, and such other documents, certificates and records, as we have deemed necessary or appropriate as a basis for the opinion set forth herein.

In our examination, we have assumed and have not verified (i) the legal capacity of all natural persons; (ii) the genuineness of all signatures; (iii) the authenticity of all documents submitted to us as originals; (iv) the conformity with the originals of all documents supplied to us as copies; (v) the accuracy and completeness of all corporate records and documents made available to us by the Company and (vi) that the foregoing documents, in the form submitted to us for our review, have not been altered or amended in any respect material to our opinion stated herein. We have relied as to factual matters upon certificates from officers of the Company and certificates and other documents from public officials and government agencies and departments and we have assumed the accuracy and authenticity of such certificates and documents.

With respect to our opinions as to the Registered Shares, we have also assumed that (i) the Registration Statement, and any amendments thereto (including post-effective amendments), will have become effective and will comply with all applicable laws; (ii) all Registered Shares will be issued and sold in compliance with applicable federal and state securities laws and in the manner stated in the Registration Statement and any applicable prospectus supplement filed in connection therewith (each a “Prospectus”); and (iii) a Prospectus, if required, will have been delivered and filed with the SEC describing the Registered Shares offered thereby.

Based on the foregoing and subject to the limitations, qualifications and assumptions set forth herein, we are of the opinion that the Conversion Shares, when issued by the Company upon conversion of the Convertible Notes pursuant to their terms and conditions, will be validly issued, fully paid and non-assessable.

K&L GATES LLP
10100 SANTA MONICA BOULEVARD, 8TH FLOOR LOS ANGELES, CA 90067 T +1 310 552 5000 F +1 310 552 5001 klgates.com

CURE Pharmaceutical Holding Corp.

November 30, 2020

We hereby consent to the reference to our firm under the heading “Legal Matters” in the Registration Statement and to the filing of this opinion as an exhibit to the Registration Statement. In giving this consent, we do not admit that we are “experts” within the meaning of Section 11 of the Securities Act or within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the SEC promulgated thereunder.

Yours truly,

/s/ K&L Gates LLP

K&L Gates LLP